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                                                                  EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS


         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of CytRx Corporation for the registration of 233,864 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 1997 with respect to the consolidated financial statements of CytRx Corporation incorporated by reference in its Annual Report (Form 10-K/A) and the related financial statement schedule included therein for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                           ERNST & YOUNG LLP

                                                           January 8, 1998